As filed with the Commission on September 4, 2007

Registration No. 333-125093

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ohio Casualty Corporation

(Exact name of registrant as specified in its charter)

Ohio	31-0783294
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

OHIO CASUALTY CORPORATION 2005 INCENTIVE PLAN

(Full Title of the Plan)

9450 Seward Road

Fairfield, Ohio 45014

(513) 603-2400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gary R. Gregg

Chief Executive Officer

9450 Seward Road

Fairfield, Ohio 45014

(513) 603-2400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

DEREGISTRATION OF SHARES

Ohio Casualty Corporation (the “Registrant”) files this Post-Effective Amendment No. 1 to the registration statement on Form S-8, file No. 333-125093 (the “Registration Statement”), originally filed on May 20, 2005, to deregister unsold securities of the Registrant offered under the Ohio Casualty Corporation 2005 Incentive Plan (the “Plan”).

On August 24, 2007, pursuant to an Agreement and Plan of Merger dated as of May 6, 2007, by and among Registrant, Liberty Mutual Insurance Company (“Parent”) and Waterfall Merger Corp, a majority owned direct subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into Registrant and Registrant became a majority-owned subsidiary of Parent (the “Merger”). As a result of the Merger, Registrant terminated the Plan. Registrant intends to file a certification and notice of termination on Form 15 with respect to Registrant’s common shares, par value $.125 each, common share purchase rights, and $200,000,000 of 7.30% Senior Notes due 2014.

Pursuant to the undertaking made by Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities that remain unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fairfield, State of Ohio, on September 4, 2007.

OHIO CASUALTY CORPORATION

By:	/s/ Gary R. Gregg
Gary R. Gregg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date
/s/ Gary R. Gregg Gary R. Gregg	Chief Executive Officer and Director (principal executive officer)	September 4, 2007

/s/ James F. Dore James F. Dore	Chief Financial Officer and Director (principal financial officer)	September 4, 2007

/s/ Dennis J. Langwell Dennis J. Langwell	Director	September 4, 2007

/s/ Christopher C. Mansfield Christopher C. Mansfield	Director	September 4, 2007

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